UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 31, 2019

Date of Report (Date of earliest event reported)

Protective Life Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11339	95-2492236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Highway 280 South

Birmingham, Alabama 35223

(Address of principal executive offices and zip code)

(205) 268-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.                                        Entry Into a Material Definitive Agreement

On May 31, 2019, Protective Life Corporation (“Protective”) entered into a Term Loan Credit Agreement (the “Credit Agreement”) with the several lenders from time to time party thereto and Mizuho Bank, Ltd., as administrative agent (the “Administrative Agent”), to provide for a $600 million five-year unsecured term loan credit facility (the “New Credit Facility”), which may be borrowed in a single disbursement.

Borrowings made available under the New Credit Facility may be used for general corporate purposes and working capital purposes.  Borrowings under the New Credit Facility must be repaid by May 31, 2024.  As of the date of this filing no borrowing has been made.

Term loan credit borrowings under the New Credit Facility will bear interest at a rate equal to, at the option of Protective, (i) the London Interbank Offered Rate (LIBOR), for the applicable period, plus a spread based on the ratings of Protective’s senior unsecured long-term debt (“Protective’s Senior Debt”) (currently 1.00%), or (ii) the sum of (A) a rate equal to the highest of (x) the Administrative Agent’s prime rate, (y) 0.50% above the Federal Funds rate, or (z) one-month LIBOR plus 1.00% and (B) a spread based on the ratings of the Protective’s Senior Debt (currently 0%).  The New Credit Facility also provides for a ticking fee at a rate of 0.125% per annum that is calculated on the aggregate amount of unused and available commitments under the New Credit Facility and begins to accrue on June 30, 2019.

The Credit Agreement contains, among other provisions, covenants requiring the maintenance of certain financial ratios and restricting the indebtedness that Protective and its subsidiaries can incur. Amounts due under the New Credit Facility may be accelerated upon an “event of default”, as defined in the Credit Agreement, such as a breach of a covenant, material inaccuracy of a representation or the occurrence of bankruptcy, if not otherwise waived or cured, among others. The Credit Agreement also contains customary representations and warranties.

From time to time, in the ordinary course of business, certain lenders and their agents (and their respective subsidiaries or affiliates) under the Credit Agreement have provided and may in the future provide, investment banking, underwriting, commercial banking, trust and other advisory services to Protective, its subsidiaries or affiliates.  These parties have received, and may in the future receive, customary compensation from Protective, its subsidiaries or affiliates, for such services.  In addition, certain of the lenders under the New Credit Facility or their affiliates may, from time to time, engage in transactions with or perform services for Protective in the ordinary course of business.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

On June 3, 2019, Protective Life Insurance Company (“Protective Life”), a wholly owned subsidiary of Protective, completed its previously announced acquisition (the “Closing”) via reinsurance of substantially all of the individual life insurance and annuity business (the “Individual Life Business”) of Great-West Life & Annuity Insurance Company (“GWL&A”), Great-West Life & Annuity Insurance Company of New York (“GWL&A of NY”), The Canada Life Assurance Company (“CLAC”) and The Great-West Life Assurance Company (“GWL” and, together with GWL&A, GWL&A of NY and CLAC, the “Sellers”).

In connection with the Closing and pursuant to the Master Transaction Agreement, dated January 23, 2019 (the “Master Transaction Agreement”), previously reported in our Current Report on Form 8-K filed on January 25, 2019, Protective Life and Protective Life and Annuity Insurance Company (“PLAIC”), a wholly owned subsidiary of Protective Life, entered into reinsurance agreements (the “Reinsurance Agreements”) and related ancillary documents (including administrative services agreements and transition services agreements) providing for the reinsurance and administration of the Individual Life Business.

Pursuant to the Reinsurance Agreements, the Sellers ceded to Protective Life and PLAIC substantially all of the insurance policies related to the Individual Life Business on a 100% indemnity basis net of reinsurance recoveries.  The aggregate ceding commission for the reinsurance of the Individual Life Business paid at the Closing was $767.6 million, which amount is subject to adjustment in accordance with the Master Transaction Agreement. All policies issued in states other than New York were ceded to Protective Life under reinsurance agreements between the applicable Seller and Protective Life, and all policies issued in New York were ceded to PLAIC under a reinsurance agreement between GWL&A of NY and PLAIC.  The aggregate statutory reserves of the Sellers ceded to Protective Life and PLAIC as of the Closing were approximately $20.4 billion, which amount was based on initial estimates and is subject to adjustment following the

Closing.  Pursuant to the terms of the Reinsurance Agreements, Protective Life established trust accounts for the benefit of GWL&A, CLAC and GWL, and PLAIC established a trust account for the benefit of GWL&A of NY, pursuant to which each of Protective Life and PLAIC are required to maintain assets in trust for the benefit of the Sellers to secure their respective obligations to the Sellers under the Reinsurance Agreements.  The trust accounts were initially funded by each of Protective Life and PLAIC with investment assets that were received from the Sellers, and in part by certain investment assets of Protective Life and PLAIC. Additionally, Protective Life and PLAIC have each agreed to provide administrative and other services with respect to the Individual Life Business reinsured by it pursuant to administrative services agreements between the Sellers and each of Protective Life and PLAIC.  The Sellers also retained a block of participating policies, which will be administered by Protective pursuant to an administrative services agreement.

The foregoing description of the Master Transaction Agreement and the related agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Master Transaction Agreement, a copy of which was filed as Exhibit 2.1 to Protective’s Current Report on Form 8-K filed on January 25, 2019.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement
of a Registrant

The disclosure set forth in Item 1.01 above is incorporated herein by reference.

Item 8.01                                           Other Events.

On June 3, 2019, Protective issued a press release titled “Protective Closes Reinsurance Transaction with Great-West.”  A copy of such press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01                                           Financial Statements and Exhibits.

(a)                                 Financial Statements of Business Acquired.

Protective intends to file the financial statements of the business acquired as required by this Item 9.01(a) under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(c)                                  Pro Forma Financial Information.

Protective intends to file pro forma financial information as required by this Item 9.01(b) under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(d)                                 Exhibits:

Exhibit No.	Description

2.1

Master Transaction Agreement, dated as of January 23, 2019, by and among Protective Life Insurance Company, Great-West Life & Annuity Insurance Company, Great-West Life & Annuity Insurance Company of New York, The Canada Life Assurance Company and The Great-West Life Assurance Company, incorporated by reference to Exhibit 2.1 to Protective Life Corporation’s Current Report on Form 8-K filed on January 25, 2019*

10.1	Credit Agreement, dated as of May 31, 2019, among Protective Life Corporation, as borrower, the several lenders from time to time a party thereto, and Mizuho Bank, Ltd, as administrative agent.

99.1	Press Release issued by Protective Life Corporation, dated June 3, 2019.

* Pursuant to Item 601(b)(2) of Regulation S-K, the schedules have been omitted and will be furnished to the SEC supplementally upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2019	Protective Life Corporation

	By:	/s/ Paul R. Wells
		Name:	Paul R. Wells
		Title:	Senior Vice President, Chief Accounting Officer, and Controller